					Attachment B
Continental Airlines In Service Jet Fleet Plan
Includes Continental, Continental Micronesia and Continental Express Regional Jets
	January 16, 2002

	Total @	Net Inductions and Exits		Total @
Jet	YE 2001	2002E	2003E	YE 2003E
777-200	16	2	-	18
767-400ER	6	10	-	16
767-200ER	10	-	-	10
757-300	2	2	-	4
757-200	41	-	-	41
737-900	10	2	-	12
737-800	73	4	4	81
MD-80	33	2*	1*	36
737-700	36	-	-	36
737-300	59	1*	(2)	58
737-500	66	(1)	(2)	63
Total Jet	352	22	1	375

Regional Jet
ERJ-145XR	-	18	48	66
ERJ-145	107	33	-	140
ERJ-135	30	-	-	30
Total Regional Jet	137	51	48	236

Total
Jet	352	22	1	375
Regional Jet	137	51	48	236
Total YE Jet Count	489	73	49	611

* Temporarily grounded aircraft returned to service